Exhibit A

SCHEDULE 13G

EXHIBIT A

RELEVANT SUBSIDIARIES AND MEMBERS OF FILING GROUP

PARENT HOLDING COMPANIES OR CONTROL PERSONS:

Warren E. Buffett (an individual who may be deemed to control Berkshire Hathaway Inc.)

Berkshire Hathaway Inc.

GEICO Corporation

MedPro Group, Inc.

General Re Corporation

Alleghany Corporation

INSURANCE COMPANIES AS DEFINED IN SECTION 3(a)(19) OF THE ACT:

National Indemnity Company

National Fire & Marine Insurance Company

Columbia Insurance Company

National Liability & Fire Insurance Company

Cypress Insurance Company

National Indemnity Company of the South

Redwood Fire & Casualty Company

Government Employees Insurance Company

The Medical Protective Company

Berkshire Hathaway Assurance Corporation

Berkshire Hathaway Life Insurance Company of Nebraska

Berkshire Hathaway Homestate Insurance Company

Princeton Insurance Company

National Indemnity Company of Mid America

Berkshire Hathaway Specialty Insurance Company

AmGUARD Insurance Company

Finial Reinsurance Company

Oak River Insurance Company

NorGUARD Insurance Company

Old United Casualty Company

Central States Indemnity Company of Omaha

PLICO Inc.

Genesis Insurance Company

GEICO Advantage Insurance Company

GEICO Choice Insurance Company

GEICO Indemnity Company

GEICO Secure Insurance Company

General Star National Insurance Company

Mt. Vernon Fire Insurance Company

United States Liability Insurance Company

General Reinsurance Corporation

General Star Indemnity Company

East GUARD Insurance Company

Radnor Specialty Insurance Company

Old United Life Insurance Company

Berkshire Hathaway Direct Insurance Company

Capitol Indemnity Corporation

Capitol Specialty Insurance Corporation

Transatlantic Reinsurance Company

RSUI Indemnity Company

Platte River Insurance Company

British Insurance Company of Cayman

Note: No Common Stock of Apple Inc. is held directly by Berkshire Hathaway Inc. or by Warren E. Buffett, an individual who may be deemed to control Berkshire Hathaway Inc. 4,992,000 shares or approximately less than 0.1% of Common Stock of Apple Inc. are held directly by Brilliant National Services, Inc., MPP Company, Inc. and NRG America Holding Company, none of which are persons specified in Rule 13d-1 (b) (1) (ii) (A) through (J).